UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    UNITED MOBILE HOMES, INC.
     (Exact name of registrant as specified in its charter)

            Maryland                      22-1890929
      (State or other jurisdiction of    (I.R.S.  employer
     incorporation or organization)     identification no.)

          3499 Route 9, Suite 3C, Freehold, NJ   07728
       (Address of principal executive offices) (Zip code)

        UNITED MOBILE HOMES, INC.  2003 STOCK OPTION PLAN
                    (Full title of the plan)

      Anna Chew, Vice President and Chief Financial Officer
           3499 Route 9, Suite 3C, Freehold, NJ 07728
             (Name and address of agent for service)

Telephone number, including area code, of agent for service: 732-
                            577-9997

 This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of
                        1933, as amended.

                 CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
      Title of     Amount to    maximum       maximum
     Securities       be       offering      aggregate     Amount of
       to be      registered   price per      offering  registration
    registered        (1)      share (2)       price         fee


     Common stock    39,000   $ 15.00         $585,000
     ($.10 par       25,000     16.92          423,000
     value)          25,000     18.62          465,500
                     41,000     13.05          535,050
                  1,370,000     14.05  (3)  19,248,500
                   ________                   ________
                  1,500,000                 21,257,050   $2,693.27
                   ========                   ========    ========

(1) Pursuant to Rule 416(a), this registration statement includes such indeterminate shares as may become subject to options under the 2003 Stock Option Plan as a result of the adjustment provisions therein.

(2) Estimated pursuant to Rule 457 solely for the purpose of determining the registration fee. The price is based upon the exercise price of the outstanding but unexercised options.

(3) Estimated pursuant to Rule 457 solely for the purpose of determining the registration fee. The price is based upon the closing price as reported on the American Stock Exchange on July
20, 2004.

                             PART I


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual
Information*

*   Information required by Part I to be contained in the Section
10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

































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

                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     United Mobile Homes, Inc. (the "Registrant") hereby incorporates by reference in this registration statement the following documents:

     (a) The Registrant's most recent annual report on Form 10-K for the year ended December 31, 2003 filed pursuant to Sections
13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003, including the report on Form 10-Q for the quarterly period ended March 31, 2004.

     (c) The description of the Registrant's Class A common shares, $.10 par value, which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     United Mobile Homes, Inc. (the "Company") is organized in the State of Maryland. The Maryland General Corporation Law ("MGCL") permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper personal benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.


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

     The MGCL requires a corporation to indemnify its present and former directors or officers who have been successful, on the merits or otherwise, in the defense of any proceeding to which the person is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

     The indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Maryland corporation, indemnification may not be made in respect of any proceeding in which the director or officer has been adjudged to be liable to the corporation.

     In addition, a director or officer of a Maryland corporation may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer did not meet the requisite standard of conduct for permitted indemnification.

     As a condition to advancing expenses to a director who is a party to a proceeding, the MGCL requires the Company to obtain
(a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it is ultimately determined that the standard of conduct was not met.

     The Company's Articles of Incorporation provide that the Company must indemnify its directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law. The Company's Articles of Incorporation contain a provision which limits a director's or officer's liability for monetary damages to the Company or its stockholders.

     The Company has entered into Indemnification Agreements with its directors and certain officers which generally provide that the Company is required to indemnify any director or officer who was, is or becomes a party to or witness or other participant in:
(i) any threatened, pending or completed action, suit or proceeding in which such director or officer may be or may have been involved, as a party or otherwise, by reason of the fact that the director or officer was acting in his or her capacity as a director or officer of the Company; or (ii) any inquiry, hearing or investigation that such director or officer in good faith believes might lead to the institution of any such action, suit or proceeding against any and all expenses, to the fullest extent permitted by law.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

Item 8.   EXHIBITS

          The following are the Exhibits included in this Registration Statement:

4.1       United Mobile Homes, Inc.'s 2003 Stock Option Plan.
Incorporated herein by reference to the Registrant's Definitive
Proxy Statement dated July 10, 2003, filed with the Securities and Exchange Commission on July 10, 2003.

5         Opinion of Blackwell Sanders Peper Martin LLP regarding
legality.

23.1 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).

23.2      Consent of KPMG LLP, Independent Registered Public
Accounting Firm.

24        Power of Attorney.

Item 9.        UNDERTAKINGS

     (a)  RULE 415 OFFERING

          The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)   FILING  INCORPORATING  SUBSEQUENT  EXCHANGE  ACT
DOCUMENTS BY REFERENCE

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF
REGISTRATION STATEMENT ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of
appropriate    jurisdiction  the  question  whether  such
indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


















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

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Freehold, State of New Jersey on July 21, 2004.

                                        UNITED MOBILE HOMES, INC.

                                   By:    /s/ Eugene W.  Landy
                                        EUGENE W.  LANDY
                                        Chairman of the Board
                                        and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 21, 2004.

Signature                                    Title

/s/ Eugene W.  Landy               Chairman of the Board
Eugene W.  Landy                   and Director
                                   (Principal Executive Officer)

/s/ Samuel A.  Landy
Samuel A.  Landy                   President and Director

/s/ Anna T.  Chew                  Vice President, Chief Financial
Anna T.  Chew                      Officer and Director
                                   (Principal Financial Officer and
                                   Principal Accounting Officer)

/s/ James E.  Mitchell
James E.  Mitchell                 Director

/s/ Richard H. Molke
Richard H. Molke                   Director

/s/ Eugene Rothenberg
Eugene Rothenberg                  Director

/s/ Robert G. Sampson
Robert G. Sampson                  Director

                          EXHIBIT INDEX



4.1        United  Mobile Homes, Inc.'s 2003 Stock  Option  Plan.
Incorporated  herein by reference to the Registrant's  Definitive
Proxy Statement dated July 10, 2003, filed with the Securities and Exchange Commission on July 10, 2003.

5         Opinion of Blackwell Sanders Peper Martin LLP regarding
legality.

23.1 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).

23.2       Consent  of  KPMG LLP, Independent  Registered  Public
Accounting Firm.

24        Power of Attorney.

                            EXHIBIT 5


        LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP



                                        July 21, 2004


United Mobile Homes, Inc.
3499 Route 9, Suite 3C
Freehold, NJ 07728

Ladies and Gentlemen:

     We have acted as counsel to United Mobile Homes, Inc., a Maryland corporation (the "Company"), in connection with the filing of a registration statement by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, registering 1,500,000 shares (the "Shares") of Common Stock of the Company, $.10 par value per share, to be issued to eligible participants in accordance with the terms of the United Mobile Homes, Inc. 2003 Stock Option Plan (the "Plan").

     In connection with the foregoing, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion. Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, will be, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                           Very truly yours,


                          /s/Blackwell Sanders Peper Martin LLP
                          Blackwell Sanders Peper Martin LLP

                          EXHIBIT 23.2




    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
United Mobile Homes, Inc.:


     We consent to incorporation by reference in the registration statement on Form S-8, pertaining to the United Mobile Homes, Inc. 2003 Stock Option Plan, of our report dated March 5, 2004, relating to the consolidated balance sheets of United Mobile Homes, Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related schedule, which report appears in the December 31, 2003 Annual Report on Form 10-K of United Mobile Homes, Inc.


                                        /s/KPMG LLP
                                        KPMG LLP



Short Hills, New Jersey
July 21, 2004

                           EXHIBIT 24

                        POWER OF ATTORNEY

          Each person executing this Power of Attorney hereby appoints Eugene W. Landy and Anna T. Chew, or either of them, as his or her attorney-in-fact to execute and to file such amendments to this Form S-8 Registration Statement as such attorneys-in-fact, or either of them, may deem appropriate or withdraw from the registration process this Registration Statement.

     This Power of Attorney has been signed by the following persons in the capacities indicated on July 21, 2004.

Signature                                   Title

/s/ Eugene W.  Landy               Chairman of the Board
Eugene W.  Landy                   and Director
                                   (Principal Executive Officer)

/s/ Samuel A.  Landy
Samuel A.  Landy                   President and Director

/s/ Anna T.  Chew                  Vice President, Chief Financial
Anna T.  Chew                      Officer and Director
                                   (Principal Financial Officer and
                                   Principal Accounting Officer)

/s/ James E.  Mitchell
James E.  Mitchell                 Director

/s/ Richard H. Molke
Richard H. Molke                   Director

/s/ Eugene Rothenberg
Eugene Rothenberg                  Director

/s/ Robert G. Sampson
Robert G. Sampson                  Director








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